Exhibit 99.1

Corporate Contact:

Karen Silva

Director of Investor Relations

BakBone Software, Inc.

858-795-7525

karen.silva@bakbone.com

BAKBONE SOFTWARE ANNOUNCES ENGAGEMENT

OF NEW INDEPENDENT AUDITORS

SAN DIEGO, CA – October 25, 2004 – BakBone Software (TSX: BKB; OTCBB: BKBOF), a global provider of data protection software, today announced that it has engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. Deloitte’s engagement is effective immediately and will commence with the review of BakBone’s financial statements for the second fiscal quarter ended September 30, 2004.

“We are extremely pleased with our audit committee’s selection and engagement of Deloitte & Touche as the Company’s new independent auditor,” said John Fitzgerald, BakBone’s chief financial officer. “After considerable discussions with Deloitte, we are confident they are committed to providing BakBone with the expertise and accounting resources required for a high growth software company.”

Added Fitzgerald, “We are currently working through the initial review process with Deloitte, and we expect to announce shortly the date of our second quarter fiscal 2005 earnings conference call and Form 10-Q filing.”

Additional information can be found in the Form 8-K filed today with the Securities and Exchange Commission.

About BakBone Software, Inc.

BakBone Software (TSX: BKB; OTCBB: BKBOF) is a leading international data protection solution provider that develops and distributes data backup, restore, and disaster recovery software for network storage and open-systems environments worldwide. BakBone delivers scalable solutions that address the complex demands of large enterprise environments, as well as small to medium size businesses. Founded in 2000, BakBone products are used by Fortune 1000 corporations and domestic and international government entities. Distributed through a select global network of OEM partners, resellers and solution providers, interested companies can learn more about BakBone’s products and services at www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, any statements, express or implied, regarding BakBone’s anticipated timing for the completion of Deloitte & Touche’s initial review of BakBone’s financial statements and the filing of BakBone’s Form 10-Q. The potential risks and uncertainties may include, but are not limited to, risks that the initial review of our financial statements by Deloitte & Touche may not be completed in accordance with our expectations as to timing, and risks that we may fail to file timely our quarterly report on Form 10-Q. Our forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in our current report filed with the Canadian Securities Administrators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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